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                                                                    EXHIBIT 10.6

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         AMENDMENT No. 1 to Employment Agreement made as of the 1st day of October, 1995, by and between CALLING CARD CO., INC., a New York corporation (the "Company"), and ANDREW STOLLMAN (the "Executive").

         WHEREAS, the Board of Directors of the Company has determined that the Executive is deserving of an increase in his base salary to make such salary commensurate with his skills, talents, efforts and productivity;

         NOW, THEREFORE, the parties agree as follows:

         1. Section 4.1 of the Employment Agreement shall be amended in its entirety to read as follows:

                  "In consideration for the services to be performed by the Executive during the Employment Period hereunder, the Company shall compensate the Executive with a base salary at the following rates during the Employment Period:

                  (a) With respect to the period from October 1, 1995 to November 30, 1995, the Executive shall be paid a base salary at the rate of $928.99 per month;

                  (b) With respect to the fiscal year ending November 30, 1996, and from December 1, 1996 through November 30, 1996, the Executive shall be paid a base salary at the rate of $175,000 per annum; and

                  (c) With respect to the fiscal year ending November 30, 1997, effective January 1, 1997 and for the remainder of such fiscal year, the Executive shall be paid a base salary at the rate of $250,000 per annum; and

                  (d) With respect to each fiscal year thereafter, the Executive's base salary shall be increased by ten percent (10%) over and above his base salary for the immediately preceding fiscal year.

         2. The above reflects all of the amendments to the Employment Agreement and all other provisions of the Employment Agreement, currently in effect, shall be remain unchanged and of full force and effect as of the date hereof.
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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.




                                       CALLING CARD CO., INC.




                                       By:
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                                          Jeffrey L. Schwartz
                                          Chairman and CEO



                                          ----------------------------------
                                          ANDREW STOLLMAN